UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2006 (September 30, 2006)

PROTEIN POLYMER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19724	33-0311631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10655 Sorrento Valley Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 558-6064

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2006, we entered into Amendment No. 3 to the Note, originally dated as of April 13, 2006 and due on July 12, 2006, issued by us to Matthew J. Szulik pursuant to which Mr. Szulik loaned us $1,000,000. On July 12, 2006, we entered into Amendment No. 1, which extended the maturity date of the Note to October 10, 2006. Amendment No. 2, which was executed on August 18, 2006, increased the principal amount to $1,500,000. Amendment No. 3 increased the principal amount of the Note to $2,500,000.00 and extended the maturity date to January 10, 2007.

The details of the Note and ancillary agreements thereto as called for by this Item 1.01 are fully set forth in Item 1.01 to our Current Reports on Form 8-K that we filed with the Securities and Exchange Commission on April 27, 2006, July 12, 2006 and August 18, 2006, and are incorporated herein by reference in their entirety.

Material Relationship with the Company

Mr. Szulik has no material relationship with us apart from his ownership of our securities. His collateral agent and designee, Taurus Advisory Group, LLC, is a registered investment advisor and advises a number of our stockholders in investment decisions, including decisions about whether to invest in our stock. Taurus has discretionary authority to vote or dispose of the shares of our common stock held in its client accounts and, therefore, may be deemed to be the beneficial owner of such shares in accordance with the Commission’s Rules. Taurus expressly disclaims such beneficial ownership.

Based upon our stock records and data supplied to us by our stockholders, we believe that Mr. Szulik is the beneficial owner of approximately 16.45% of our common stock, including the shares underlying the Warrant he acquired from us in connection with our original issuance of the Note to him. We determine beneficial ownership in accordance with the Commission’s rules, which generally include voting power and/or investment power with respect to securities. Our shares of common stock issuable upon conversion of debt securities or preferred stock or subject to options or warrants exercisable within 60 days prior to the date on which we make our filing with the Commission in which such beneficial ownership information is disclosed are deemed outstanding for computing the stock ownership percentage of a person holding such convertible debt, preferred stock, options or warrants but are not deemed outstanding for computing the percentage of any other person.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEIN POLYMER TECHNOLOGIES, INC., a Delaware corporation

Date: October 4, 2006	By: /s/ William N. Plamondon, III William N. Plamondon, III Chief Executive Officer